Exhibit 99.1

Stran & Company Completes Acquisition of Premier NYC

Marks Third Completed Acquisition in 2022

Quincy, MA / December 21, 2022 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced the completion of its acquisition of the assets and business of Premier Business Services, an established promotional products business started by Peter Poser in 1988 and based in Larchmont, New York (“Premier NYC”), under its previously-announced asset purchase agreement.

Andy Shape, President, and CEO of Stran, commented, “We remain committed to our M&A growth strategy, and with over 30 years of experience in the promotional products industry, we expect Premier NYC to complement our capabilities and customer base. Moreover, this acquisition is expected to further establish our brand in the Northeast. Premier NYC has developed a reputation for creative, timely, and accurate delivery of promotional products. In addition, Premier NYC’s customers include one of the largest global stock exchanges, an Ivy League university, several of the largest U.S. and international law firms, and more. Consistent with our prior acquisitions, we look forward to leveraging our technology and sales infrastructure to help accelerate the growth and improve operating efficiency of this business.”

Mr. Shape continued, “Overall, 2022 has been a transformative year for the Company, starting with the G.A.P. Promotions assets acquisition in February, followed by our assets acquisition of Trend Brand Solutions in August, and rounding out the year with this latest acquisition. We remain committed to growing Stran both organically and through accretive acquisitions and we believe that this growth strategy will help drive value for shareholders in 2023 and beyond.”

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com